UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 20, 2012 (August 16, 2012)

Date of Report (Date of earliest event reported)

FX ALLIANCE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35423	20-5845576
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

909 Third Avenue, 10th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 268-9900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                           Termination of a Material Definitive Agreement.

The closing of the Offer (as defined below) triggered an “Event of Default” under the Credit Agreement (the “Credit Agreement”), dated January 26, 2012 (effective on February 14, 2012), by and among FX Alliance Inc. (the “Company”), as borrower, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent for the lenders and swing line lender.  As a result, the Company terminated the Credit Agreement.  There were no outstanding borrowings under the Credit Agreement and no penalty is payable in connection with such termination.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As previously disclosed, on July 8, 2010, Thomcorp Holdings Inc., a Delaware corporation (“Thomcorp”), CB Transaction Corp., a Delaware corporation and a direct wholly-owned subsidiary of Thomcorp ( “Merger Sub”), the Company, and, solely with respect to Section 9.13 of the Merger Agreement (as defined below), Thomson Reuters Corporation, a corporation under the laws of the Province of Ontario, Canada (“Thomson Reuters”), entered into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”).  Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) for all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (collectively, the “Shares” or the “Company Common Stock”) at a price of $22.00 per share, net to the seller in cash, without interest and less taxes required to be withheld (the “Offer Price”), subject to the terms and conditions set forth in the Offer to Purchase, dated July 18, 2012, and the related Letter of Transmittal, each as amended and supplemented from time to time.

The Offer expired at 5:00 p.m., New York City time, on Friday August 17, 2012.  According to Computershare, the depositary for the Offer, as of the expiration of the Offer, approximately 24,334,133 Shares were validly tendered and not properly withdrawn in the Offer, representing approximately 72.7% of the Shares outstanding on a fully diluted basis (as determined pursuant to the Merger Agreement). In addition, approximately 872,730 Shares were delivered through notices of guaranteed delivery. If all guaranteed delivery shares are received, approximately 75.3% of the outstanding shares on a fully diluted basis will have been tendered.  All Shares that were validly tendered and not properly withdrawn in the Offer have been accepted for purchase and payment at the Offer Price, and all holders of these Shares will be paid promptly in accordance with the terms of the Offer.  On August 20, 2012, Thomson Reuters and the Company issued a joint press release announcing that Merger Sub accepted for payment all Shares that were validly tendered and not properly withdrawn prior to expiration of the Offer in accordance with the terms of the Offer.  A copy of the joint press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On August 20, 2012, Merger Sub also exercised its top-up option under the Merger Agreement to purchase from the Company a number of newly-issued shares of Company Common Stock (the “Top-Up Shares”) at a price per share equal to the Offer Price, that when added to the number of Shares owned directly or indirectly by Thomcorp and Merger Sub at the time of such exercise, equals at least one (1) Share more than 90% of the number of shares of Company Common Stock then outstanding (after giving effect to the issuance of the Top-Up Shares pursuant to the exercise of the top-up option).

Merger Sub completed its acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger and becoming an indirect wholly-owned subsidiary of Thomson Reuters (the “Merger”), in accordance with the short-form merger provisions of the Delaware General Corporation Law (the “DGCL”). The Merger became effective (the “Effective Time”) on August 20, 2012 at 8:23 a.m., upon the filing by Merger Sub of a certificate of merger with the Secretary of State of the State of Delaware. On August 20, 2012, Thomson Reuters issued a press release announcing the consummation of the Merger.

The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $705 million. The source of the funds for the acquisition of the Company was provided by Thomson Reuters and its subsidiaries (including Thomcorp) through one or more capital contributions and/or intercompany loans.  Thomson Reuters and its subsidiaries obtained such funds from cash on hand and/or cash generated from general corporate operating activities.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 11, 2012 and is incorporated herein by reference.

Upon completion of the Offer, Merger Sub acquired control of more than 50% of the Company’s voting power and, as a result, the Company qualified as a “controlled company” as defined in Section 303A of the New York Stock Exchange (“NYSE”) Listed Company Manual. Therefore, as of August 20, 2012, the Company is exempt from the requirements of Section 303A.01 of the NYSE Listed Company Manual with respect to the Board being comprised of a majority of independent directors, and the requirements of Sections 303A.04 and 303A.05 of the NYSE Listed Company Manual that the Company have a nominating/corporate governance committee and a compensation committee, respectively.

Item 3.01.                                        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2012, the Company notified the NYSE of the completion of the Merger and requested that trading of the Company Common Stock on the NYSE be suspended.  As a result of the Merger, the Company no longer meets the numerical listing requirements of the NYSE. The Company also requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Company Common Stock. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Company Common Stock and the suspension of the Company’s reporting obligations under Section 13 of the Exchange Act.  Trading of the Company Common Stock on the NYSE was suspended as of the opening of trading on August 20, 2012.

Item 3.02.                                        Unregistered Sale of Equity Securities.

On August 20, 2012, Merger Sub exercised its top-up option pursuant to Section 1.4 of the Merger Agreement to purchase, and the Company issued to Merger Sub, 110,000,000 Top-Up Shares, at a price per Share equal to the Offer Price. Merger Sub paid for the Top-Up Shares by delivery of cash and a promissory note.  The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02. The Top-Up Shares issued to Merger Sub pursuant to the top-up option were issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

Item 3.03.                                        Material Modification to Rights of Security Holders.

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares directly owned by Thomcorp or any of its subsidiaries (including Merger Sub) or held by the Company or any of its subsidiaries as treasury shares immediately prior to the Effective Time, which were canceled without the payment of any consideration, and Shares outstanding immediately prior to the Effective Time held by a stockholder who was entitled to demand, and who properly demanded, appraisal for such Shares) were canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest thereon and less any applicable withholding taxes (the “Merger Consideration”).

At the Effective Time, each FX Stock Option (as defined below) that was outstanding and unexercised, whether or not vested, was canceled in exchange for the right to receive a lump sum cash payment equal to the product of (1) the excess, if any, of (a) the Merger Consideration over (b) the exercise price per Share for such Company Stock Option and (2) the total number of shares underlying such Company Stock Option, less any applicable taxes required to be withheld with respect to such payment. “Company Stock Option” means a stock option to acquire Company Common Stock granted under a Company Stock Plan. “Company Stock Plans” mean the FX Alliance Inc. 2006 Stock Option Plan and the FX Alliance Inc. 2012 Incentive Compensation Plan.  Additionally, each unvested award of restricted Shares of Company Common Stock became fully vested and all restrictions applicable thereto lapsed effective upon the initial acceptance for payment by Merger Sub of the Shares validly tendered pursuant to the Offer.

The information set forth under Item 3.01 above is hereby incorporated by reference into this Item 3.03.

Item 5.01.                                        Changes in Control of Registrant.

As a result of the acceptance of Shares in the Offer on August 20, 2012, a change of control of the Company occurred.  At the Effective Time, the Company became an indirect, wholly-owned subsidiary of Thomson Reuters and a direct, wholly-owned subsidiary of Thomcorp.  The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 5.01.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, on August 20, 2012, each of the following members of the Company’s Board of Directors (the “Board”) resigned from the Board: Kathleen Casey, Carolyn Christie, James L. Fox, Gerald D. Putnam, Jr., John C. Rosenberg, Robert Trudeau and Philip Z. Weisberg, CFA.

Pursuant to the terms of the Merger Agreement, on August 20, 2012, the sole director of Merger Sub immediately prior to the Effective Time, which was Priscilla C. Hughes, became the sole director of the Company following the Merger.  Information about Ms. Hughes is contained in Annex I to the Schedule 14D-9 filed by the Company on July 18, 2012.

On August 16, 2012, the Company entered into an Amendment to its Employment Agreement (the “Amendment”) with James F.X. Sullivan, the Company’s general counsel, which amended his employment agreement with the Company dated as of March 14, 2001, as amended on December 29, 2011 (the “Employment Agreement”).  The Amendment provides that if Mr. Sullivan resigns for “Good Reason” (as defined in the Amendment), he will be entitled to the same benefits that he would have been entitled to had the Company terminated Mr. Sullivan without “Cause” (as defined in the Employment Agreement).  The foregoing description is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Also on August 16, 2012, the Company entered into letter agreements with each of Philip Z. Weisberg, the Company’s chief executive officer, John W. Cooley, the Company’s chief financial officer, and Mr. Sullivan.  Pursuant to such letter agreements, Mr. Weisberg would be entitled to receive $1.8 million, Mr. Cooley would be entitled to receive $800,000 and Mr. Sullivan would be entitled to receive $425,000, in each case, within 50 days after August 20, 2012.  In addition, Mr. Sullivan’s letter provided that his “Average Annual Bonus” (as defined in the Employment Agreement) will be $337,500 in the event he is terminated in 2012 or 2013. Messrs. Weisberg, Cooley and Sullivan also agreed to waive their right to any “pro rata” bonus in the event they are terminated in 2012 and have received the full bonuses described above.  The foregoing description is qualified in its entirety by reference to the full text of the letter agreements, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, and are incorporated by reference herein.

Item 5.03.                                        Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s amended and restated certificate of incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is FX Alliance Inc. (the “Second Amended and Restated Certificate of Incorporation”). A copy of the Second Amended and Restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, except that the name of the company set forth therein is FX Alliance Inc. (the “Second Amended and Restated Bylaws”).  A copy of the Second Amended and Restated Bylaws of the Company is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

The foregoing descriptions of the Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws of the Company do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 3.1 and 3.2 hereto and are incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                           Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Certificate of Incorporation of the Company.

3.2	Second Amended and Restated Bylaws of the Company.

10.1	Amendment to Employment Agreement, dated as of August 16, 2012, between FX Alliance, LLC and James F.X. Sullivan.

10.2	Letter Agreement, dated as of August 16, 2012, by the Company and Philip Z. Weisberg.

10.3	Letter Agreement, dated as of August 16, 2012, by the Company and John W. Cooley.

10.4	Letter Agreement, dated as of August 16, 2012, by the Company and James F.X. Sullivan.

99.1	Joint Press Release dated August 20, 2012, issued by Thomson Reuters and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FX ALLIANCE INC.

Dated: August 20, 2012	By:	/s/ Philip Z. Weisberg
Philip Z. Weisberg Chief Executive Officer